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                                                                    EXHIBIT 2.10


                                 AMENDMENT NO. 2
                                       TO
          PARTNERSHIP AND LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST
                               PURCHASE AGREEMENT


     THIS AMENDMENT (the "Amendment") is made and entered into effective as of February 27, 2004, by and among Endocare, Inc., a Delaware corporation ("Buyer"), U.S. Medical Development, Inc., a Nevada corporation ("USMD"), U.S.M.D. I, L.L.C., a Texas limited liability company ("USMDLLC") and U.S.M.D., Ltd., a Texas limited partnership ("USMDLTD"; USMD, USMDLLC and USMDLTD are sometimes hereinafter individually referred to as a "Seller" and collectively as the "Sellers"), to the Partnership and Limited Liability Company Membership Interest Purchase Agreement dated August 12, 2002 (the "Prior Agreement"), as amended on September 30, 2002, (the Prior Agreement, as amended, is hereinafter referred to as the "Purchase Agreement"), by and among Buyer and Sellers. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                               W I T N E S S E T H

     WHEREAS, the parties hereto have entered into the Purchase Agreement pursuant to which, among other things, Buyer shall purchase from Sellers and Sellers shall sell to Buyer, the Interests, as set forth in the Purchase Agreement; and

     WHEREAS, the parties hereto desire to amend certain of the provisions of the Purchase Agreement, as more particularly described below.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                         AMENDMENT TO PURCHASE AGREEMENT

     SECTION 1.1 The parties hereto acknowledge and agree that Section 1.2(C) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

     "(C) USMD Indebtedness Forgiveness. The parties hereby acknowledge and agree that the entire USMD Indebtedness outstanding as of December 31, 2003 is $4.0 million (the "Outstanding USMD Indebtedness"). Subject to the conditions set forth in this Section 1.2(C), the entire Outstanding USMD Indebtedness and any accrued but unpaid interest thereon shall be forgiven in accordance with the schedule set forth in Section 1.2(C)(1) hereof. Capitalized terms used in this
Section 1.2(C) that are not otherwise defined herein shall have the meanings ascribed to such terms in Section 1.2(C)(3) hereof.

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          (1) USMD Indebtedness Forgiveness Schedule.

               (a) 2004 Measurement Period. Subject to the achievement of the Forgiveness Milestones set forth in Section 1.2(C)(2), within ninety (90) days after the expiration of the 2004 Measurement Period, Buyer shall deliver to Sellers, a written statement, executed by a duly authorized officer of Buyer, that sets forth: (i) evidence of the achievement of the Forgiveness Milestones during the 2004 Measurement Period, (ii) the Principal Forgiveness Amount to be forgiven and (iii) a statement by Buyer expressly forgiving the Principal Forgiveness Amount together with all accrued but unpaid interest thereon, which forgiveness shall be effective as of the ninetieth (90th) day of the calendar year following the end of the 2004 Measurement Period.

               (b) 2005 Measurement Period. Subject to the achievement of the Forgiveness Milestones set forth in Section 1.2(C)(2), within ninety (90) days after the expiration of the 2005 Measurement Period, Buyer shall deliver to Sellers, a written statement, executed by a duly authorized officer of Buyer, that sets forth: (i) evidence of the achievement of the Forgiveness Milestones during the 2005 Measurement Period, (ii) the Principal Forgiveness Amount to be forgiven and (iii) a statement by Buyer expressly forgiving the Principal Forgiveness Amount together with all accrued but unpaid interest thereon, which forgiveness shall be effective as of the ninetieth (90th) day of the calendar year following the end of the 2005 Measurement Period.

               (c) 2006 Measurement Period. Subject to the achievement of the Forgiveness Milestones set forth in Section 1.2(C)(2), within ninety (90) days after the expiration of the 2006 Measurement Period, Buyer shall deliver to Sellers, a written statement, executed by a duly authorized officer of Buyer, that sets forth: (i) evidence of the achievement of the Forgiveness Milestones during the 2006 Measurement Period, (ii) the Principal Forgiveness Amount to be forgiven and (iii) a statement by Buyer expressly forgiving the Principal Forgiveness Amount together with all accrued but unpaid interest thereon, which forgiveness shall be effective as of the ninetieth (90th) day of the calendar year following the end of the 2006 Measurement Period.

               (d) 2007 Measurement Period. Subject to the achievement of the Forgiveness Milestones set forth in Section 1.2(C)(2), within ninety (90) days after the expiration of the 2007 Measurement Period, Buyer shall deliver to Sellers, a written statement, executed by a duly authorized officer of Buyer, that sets forth: (i) evidence of the achievement of the Forgiveness Milestones during the 2007 Measurement Period, (ii) the Principal Forgiveness Amount to be forgiven and (iii) a statement by Buyer expressly forgiving the Principal Forgiveness Amount together with all accrued but unpaid interest thereon, which forgiveness shall be effective as of the ninetieth (90th) day of the calendar year following the end of the 2007 Measurement Period.

               (e) Additional Measurement Periods; Repayment Obligation. In the event that the Forgiveness Milestones are not achieved during the 2004 Measurement Period, 2005 Measurement Period, 2006 Measurement Period or 2007 Measurement Period such that no Principal Forgiveness Amount is forgiven during such Measurement Period, an additional measurement period consisting of twelve months ending on December 31st shall be added (an


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"Additional Measurement Period") to the forgiveness schedule set forth in this
Section 1.2(C)(1); provided, however, that in no event shall more than two (2) Additional Measurement Periods be added to such forgiveness schedule. Any and all amounts of principal and accrued by unpaid interest thereon of the Outstanding USMD Indebtedness outstanding at and as of December 31, 2009 (the "Payment Date") shall be paid by the Sellers to Buyer within thirty-one (31) days after the Payment Date by wire transfer of immediately available funds to an account designated by Buyer.

          (2) Forgiveness Milestones. The forgiveness of the Outstanding USMD Indebtedness as set forth in Section 1.2(C) above shall be expressly conditioned upon the achievement of each of the following milestones (collectively referred to as the "Forgiveness Milestones") during each of the Measurement Periods:

               (a) USMD Physician Activities. The USMD Physicians shall complete a minimum of 125 Physician Activities as selected by Buyer. In the event that the USMD Physicians complete more than 125 Physician Activities during any Measurement Period, the number of Physician Activities above 125 ("Excess Physician Activities") shall be carried over to the subsequent Measurement Period and added to the aggregate number of Physician Activities completed during such subsequent Measurement Period; provided, however, that the USMD Physicians shall be required to complete a minimum of 100 Physician Activities, exclusive of any Excess Physician Activities, during each Measurement Period.

          (3) Definitions. For purposes of this Section 1.2(C):

               (a) "2004 Measurement Period" shall mean the twelve month period ending December 31, 2004.

               (b) "2005 Measurement Period" shall mean the twelve month period ending December 31, 2005.

               (c) "2006 Measurement Period" shall mean the twelve month period ending December 31, 2006.

               (d) "2007 Measurement Period" shall mean the twelve month period ending December 31, 2007.


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               (e) "Measurement Period" shall mean any of the 2004 Measurement
Period, 2005 Measurement Period, 2006 Measurement Period, 2007 Measurement Period or an Additional Measurement Period.

               (f) "Physician Activities" shall mean the following activities by the USMD Physicians: (i) regional training sessions; (ii) speaking engagements;
(iii) proctoring sessions; and (iv) papers regarding clinical outcomes published in one of the following peer review journals or other journals widely read by
Urologists: Urology (gold journal) and the Journal of Urology (white journal). For purposes of determining the number of Physician Activities pursuant to
Section 1.2(C)(2)(b) for any Measurement Period, papers regarding clinical outcomes published in one of the peer review journals listed in this Section 1.2(C)(3)(g) shall be considered the equivalent of ten (10) Physician Activities. Additionally, for purposes of determining the number of Physician Activities pursuant to Section 1.2(c)(2)(b) for any Measurement Period, a regional training workshop will be considered to have occurred when Dr. Ellis and Dr. Vestal make their cases available for regional training workshops. It is Dr. Ellis' and Dr. Vestal's responsibility to have cases and time dedicated to work with the visiting physicians on those days.

               (g) "Principal Forgiveness Amount" for a particular Measurement Period shall mean twenty-five percent (25%) of the Outstanding USMD Indebtedness. For purposes of clarification, in no event shall the aggregate Principal Forgiveness Amount forgiven pursuant to the terms of this Purchase Agreement exceed the Outstanding USMD Indebtedness.

               (h) "USMD Physicians" shall mean any or all of the physicians providing cryosurgical therapy for prostate cancer and therapies for benign prostate hyperplasia through USMD's cryosurgery and benign prostate hyperplasia divisions.

                                   ARTICLE II
                                  MISCELLANEOUS

     SECTION 2.1 This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and performed in such State, without giving effect to the conflicts of laws principles.

     SECTION 2.2 This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall be taken together and constitute one and the same instrument.

     SECTION 2.3 The parties hereto hereby ratify and approve the Purchase Agreement, as amended hereby, and the parties hereto acknowledge that all of the terms and provisions of the Purchase Agreement as amended hereby, are and remain in full force and effect.


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     IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed and delivered by the parties hereto, or their duly authorized officer, as of the date first above written.

                                           ENDOCARE, INC.,
                                           a Delaware corporation


                                           By:    /s/ William J. Nydam
                                                  ----------------------------
                                           Name:  William J. Nydam
                                           Title: President


                                           U.S. MEDICAL DEVELOPMENT, INC.,
                                           a Nevada corporation


                                           By:    /s/ John M. House
                                                  ----------------------------
                                           Name:  John M. House, M.D.
                                           Title: President


                                           U.S. M.D.  LTD.,
                                           a Texas limited partnership
                                           By: U.S.M.D. I, L.L.C., its general
                                               partner


                                           By:    /s/ John M. House
                                                  ----------------------------
                                           Name:  John M. House, M.D.
                                           Title: President


                                           U.S.M.D. I, L.L.C.,
                                           a Texas limited liability company


                                           By:    /s/ John M. House
                                                  ----------------------------
                                           Name:  John M. House, M.D.
                                           Title: President


           [SIGNATURE PAGE TO AMENDMENT NO. 2 TO PURCHASE AGREEMENT]